Exhibit 99.1

MARRIOTT INTERNATIONAL, INC.

Incentive Management Fee Concentration

($ in millions)

	Fiscal Year 2013	Percent
Incentive Management Fee Revenue:
San Francisco	$4	4
New Orleans	5	5
Chicago	7	6
Texas	10	9
Florida	11	10
Boston	11	10
Washington D.C.	15	14
New York	21	19
Other	25	23

North America	$109	100

Hong Kong	$15	10
Shanghai	7	5
Seoul	6	4
Beijing	4	3
Other Asia Pacific	36	24

Asia Pacific	$68	46

London	$7	5
Barcelona	4	3
Other Europe	27	18

Europe	$38	26

Caribbean & Latin America	$22	15

Other Middle East & Africa	$13	9
Dubai	6	4

Middle East & Africa	$19	13

International	$147	100

Worldwide Total	$256

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